EXHIBIT 10.4

Memorandum of Agreement

Joint Venture Agreement made Between MacDonald Mines Exploration (Optionee) and Hawk Precious Minerals Inc. and Wits Basin Precious Minerals Inc. (both as Optionors)

The Optionee can acquire a 51% undivided right, title and interest in and to the Property (“Hawk MacNugget Claims” as per Schedule A attached hereto) and the Property rights free and clear of all Encumbrances except as noted by making payments to the Optionors in the following amounts and by the dates indicated subject to TSX and Board Approval where necessary:

1.	Issue 50,000 common shares of MacDonald to Hawk on or before June 30, 2006.
2.	Issue 50,000 common shares of MacDonald to Wits Basin on or before June 30, 2006.

At the commencement of the Joint Venture the Participating Interest of each Party shall be:

Party	Participating Interest
MacDonald (Managing Partner)	51%
Hawk Precious Minerals Inc.	24.5%
Wits Basin Precious Minerals Inc.	24.5%

All Parties agree that this agreement will form the basis for drafting a formal Joint Venture Agreement between the parties in conjunction with legal counsel, which will include an industry standard dilution formula for non-participation.

IN WITNESS WHEREOF this Memorandum has been executed as of the date so indicated below.

MacDonald Mines Exploration Ltd.

By:	/s/ Richard Schler	June 29, 2006
	Authorized Signatory	Date

Hawk Precious Minerals Inc.

By:	/s/ H. Vance White	June 29, 2006
	Authorized Signatory	Date

Wits Basin Precious Minerals Inc.

By:	/s/ Stephen D. King	June 29, 2006
	Authorized Signatory	Date

Schedule “A”

To Memorandum of Agreement between MacDonald Mines Exploration Ltd. and Hawk Precious Minerals Inc. and Wits Basin Precious Minerals Inc.

Claims located in the McFaulds Lake area

Claim Numbers	Number of Units
3019423	16
3019424	16
3019425	16
3019426	16
3011945	16